EXHIBIT 10.3
VERITONE, INC.
RESTRICTED STOCK UNIT AGREEMENT
(2026 Stock Price Target Performance Stock Unit)
RECITALS
A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).
B.    The Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an award of restricted stock units to the Participant.
C.    All capitalized terms in this Agreement shall have the meaning assigned to them in Paragraph 16.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of RSUs. The Corporation hereby grants to the Participant, as of the Grant Date, an award of restricted stock units (“RSUs”) under the Plan (the “Award”). Each RSU represents the right to receive one share of Common Stock (each, a “Share”) on the specified issuance date following the vesting of that RSU. The number of RSUs subject to the Award, the applicable vesting schedule for those RSUs, the date on which Shares underlying those vested RSUs shall become issuable to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.
AWARD SUMMARY

Participant Name:	Ryan Steelberg
Grant Date:	July 14, 2026
Number of RSUs Subject to Award:	Maximum: 925,000

Vesting Schedule:	See Exhibit A to this Restricted Stock Unit Agreement.
Issuance Schedule:	See Exhibit A to this Restricted Stock Unit Agreement.
2.Limited Transferability. Prior to the actual issuance of the Shares pursuant to RSUs which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares; provided, however, any Shares issuable pursuant to vested RSUs hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award.
3.Cessation of Service. Should Participant’s Service cease for any reason prior to vesting in one or more RSUs subject to this Award, then the Award will be immediately cancelled with respect to those unvested RSUs, and the number of RSUs will be reduced accordingly, except as set forth on Exhibit A hereto. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled RSUs, except as set forth on Exhibit A hereto.
4.Stockholder Rights. The Participant shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares underlying the RSUs subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance.
5.Change in Control.
6.(a)    Should a Change in Control occur during the Participant’s period of Service, then this Award shall be treated in the manner set forth on Exhibit A hereto.
7.(b)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
8.Adjustment in Shares. Should any change be made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.
9.Issuance of Shares.

(a)Upon the applicable Issue Date, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of Shares.
(b)Except as otherwise provided in Paragraph 5, the settlement of all RSUs which vest under the Award shall be made solely in Shares. In no event, however, shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.
10.Compliance with Laws and Regulations; Tax Withholding.
(a)The issuance of Shares pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto, including but not limited to all applicable federal, state or local employment and income tax laws or regulations, and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Award shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.
(c)The Corporation shall have the right to require the Participant to pay to the Corporation the amount of any Withholding Taxes and to take whatever action it deems necessary, in its sole discretion, to protect the interests of the Corporation in respect of such tax liabilities, including, without limitation, (i) withholding (or allowing Participant to elect to have the Corporation withhold) a portion of the shares of Common Stock otherwise issuable under the Award in satisfaction of all or a portion of such Withholding Taxes, or (ii) requiring Participant to sell (or allowing Participant to elect to sell) a portion of the shares of Common Stock issuable under the Award through a special sale and remittance procedure pursuant to which Participant shall concurrently provide instructions to (1) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the shares issuable under the Award and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover such Withholding Taxes and (2) the Corporation to deliver the issued shares directly to such brokerage firm on such settlement date in order to complete the sale.
11.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
12.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and the Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.
14.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to its choice of laws principles.
15.Stockholder Approval. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
16.No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or its shareholders to remove the Participant from the Board at any time in accordance with the provisions of applicable law.
17.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.
18.Definitions. The following definitions shall be in effect under the Agreement:
(a)Agreement shall mean this Restricted Stock Unit Agreement.
(b)Award shall mean the award of RSUs made to the Participant pursuant to the terms of this Agreement.
(c)Board shall mean the Corporation’s Board of Directors.
(d)Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(i)a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;
(ii)a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation;
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or
(iv)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (I) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.
(e)Code shall mean the Internal Revenue Code of 1986, as amended.
(f)Common Stock shall mean the Corporation’s common stock.
(g)Corporation shall mean Veritone, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Veritone, Inc.
(h)Grant Date shall mean the date the RSUs are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
(i)Issue Date shall have the meaning indicated in Paragraph 1 of the Agreement.
(j)1934 Act shall mean the Securities Exchange Act of 1934, as amended.
(k)Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(l)Participant shall mean the person to whom the Award is made pursuant to the Agreement.
(m)Plan shall mean the Corporation’s 2023 Equity Incentive Plan.

(n)Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
(o)RSU shall have the meaning set forth in Paragraph 1 of the Agreement.
(p)Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, the Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation.
(q)Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
(r)Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates indicated below.

Dated: July ___, 2026	VERITONE, INC. By: Name: Title:
RYAN STEELBERG

EXHIBIT A

Definitions

Capitalized terms used but not defined in this Exhibit A have the meanings given to them in this Agreement or the Plan, as applicable. For purposes of this Exhibit A, the following capitalized terms have the meaning given to them below:
(a)“Base Price” means $1.2550, which is the closing price of a share of Common Stock on July 7, 2026.
(b)“90-Day VWAP” means the volume-weighted average price of the Common Stock over the 90 calendar days ending on the last day of the applicable Performance Year.
(c)“Milestone Price” means, for each Performance Year, the applicable stock price target described below.
(d)“Performance Years” means the following three consecutive performance measurement periods (each a “Performance Year”):
a.Performance Year 1: July 7, 2026 through July 7, 2027
b.Performance Year 2: July 7, 2027 through July 7, 2028
c.Performance Year 3: July 7, 2028 through July 7, 2029

Vesting

Subject to the catch-up vesting provisions below, each tranche of the Award will vest upon certification by the Compensation Committee that the applicable Milestone Price for the corresponding Performance Year has been achieved, as set forth in the following table:

Performance Year	Tranche	Milestone Price	No. of Shares that Vest
Performance Year 1	Tranche 1	$3.14	308,333
Performance Year 2	Tranche 2	$5.02	308,333
Performance Year 3	Tranche 3	$6.90	308,334

In order for a Milestone Price to be considered achieved for a given Performance Year, the 90-Day VWAP for such Performance Year must equal or exceed the applicable Milestone Price. The Compensation Committee will certify whether the Milestone Price for a Performance Year has been achieved within 30 calendar days following the end of such Performance Year.

Tranche-Specific Measurement

Subject to the catch-up vesting provisions below, vesting of each tranche will be determined solely based on performance for the Performance Year to which it corresponds. Achievement in excess of a Milestone Price for a given Performance Year will not accelerate vesting or otherwise result in the vesting of any tranche of the Award that corresponds to a subsequent Performance Year.

Catch-Up Vesting

If the Milestone Price for a given Performance Year is not achieved and the corresponding tranche does not vest, such tranche will remain outstanding and eligible for catch-up vesting in a subsequent Performance Year. If, at the conclusion of any subsequent Performance Year, the 90-Day VWAP for such subsequent Performance Year equals or exceeds the Milestone Price for such subsequent Performance Year, any previously unvested tranches from prior Performance Years will also vest and be settled at that time, upon certification by the Compensation Committee.

By way of example, if Tranche 1 does not vest in Performance Year 1 and the 90-Day VWAP at the conclusion of Performance Year 2 equals or exceeds $5.02 (the Milestone Price for Performance Year 2), both Tranche 1 and Tranche 2 will vest upon certification.

For the avoidance of doubt, catch-up vesting will only occur in connection with a Performance Year in which the then-applicable Milestone Price is achieved. Achievement of a prior Performance Year’s lower Milestone Price alone in a subsequent Performance Year will not trigger catch-up vesting of the tranche corresponding to such prior Performance Year.

Forfeiture

Following the completion of Performance Year 3 and the determination by the Compensation Committee as to the vesting of Tranche 3 (and any applicable catch-up vesting), any tranche of the Award that has not vested will be automatically forfeited and returned to the Plan’s share reserve for future issuance.

Continuous Service

Vesting of each tranche of the Award is subject to the Participant’s Continuous Service through the applicable vesting date.

Change in Control

If a Change in Control occurs prior to the last day of Performance Year 3, and the Participant remains in Continuous Service through immediately prior to the Change in Control, the then-outstanding and unvested tranches of the Award will no longer vest based on achievement of the applicable Milestone Prices and will instead vest in successive, equal installments on the last day of each Performance Year ending in the period commencing on the date of the closing of the Change in Control and ending on the last day of Performance Year 3, subject to the Participant remaining in Continuous Service through each applicable vesting date.

For the avoidance of doubt, the Award is subject to the vesting acceleration provisions of the Plan applicable in the event of a Transaction in which the Award is not assumed, continued, or substituted by the acquiring or succeeding entity. In the event the Award converts to a time-based award pursuant to the preceding paragraph and is assumed or substituted in connection with a Change in Control, the Award will also be subject to the vesting acceleration provisions set forth in the Participant's employment agreement with the Corporation upon a qualifying termination of the Participant’s employment.

If a Change in Control occurs on or after the last day of Performance Year 3, the Compensation Committee will certify achievement of the Milestone Price that corresponds to Performance Year 3 prior to the closing of the Change in Control.